Exhibit 21.1

Woodward, Inc.

Subsidiaries of the Registrant

Entity Name	Jurisdiction of Organization
Convergence Fuel Systems, LLC (Joint Venture)	Delaware, USA
Fluid Mechanics, LLC	Delaware, USA
Genesis Merger Sub, Inc.	Delaware, USA
Superturbo Technologies, Inc.	Delaware, USA
Techni-Core, Inc	Delaware, USA
MPC Export Corporation	U.S. Virgin Islands
MPC Products Corporation dba Woodward MPC, Inc.	Illinois, USA
Woodward FST, Inc.	Delaware, USA
Woodward Controls, LLC	Delaware, USA
Woodward International, Inc	Delaware, USA
Woodward Aken GmbH	Aken, Germany
Woodward Swiss Holding GmbH	Lucerne, Switzerland
WGC LLC	Delaware, USA
Woodward Germany Verwaltungs GmbH	Frankfurt am Main, Germany
Woodward Germany GmbH & Co. KG	Frankfurt am Main, Germany
Woodward India Private Limited	New Delhi, India
Woodward International Holding B.V.	Hoofddorp, The Netherlands
Woodward Nederland B.V.	Hoofddorp, The Netherlands
Woodward Nederland Holding B.V.	Hoofddorp, The Netherlands
Woodward (Japan) Ltd.	Chiba, Japan
Woodward Poland Sp. z o.o.	Krakow, Poland
Woodward Regulateur (Quebec), Inc.	Quebec, Canada
Woodward Comercio de Sistemas de Controle e Protecao Electrica Ltda.	Sao Paulo, Brazil
Woodward GmbH	Stuttgart, Germany
Woodward Hong Kong Limited	Hong Kong, China
Woodward (Tianjin) Controls Company Limited	Tianjin, China
Woodward Controls (Suzhou) Co., Ltd.	Suzhou, China
Woodward Kempen GmbH	Kempen, Germany
Woodward HRT, Inc.	Delaware, USA
Woodward Energy Controls Singapore Pte. Ltd.	Singapore
N1870G Leasing LLC	Delaware, USA

Woodward Mototron Systems LLC (Joint Venture)	Delaware, USA
Woodward Switzerland GmbH	Zug, Switzerland
Woodward Bulgaria EOOD	Sofia, Bulgaria
Woodward Fuel Systems Holdings, LLC	Delaware, USA
Woodward (Barbados) Financing, SRL	Barbados
Woodward (Barbados) Euro Financing, SRL	Barbados
Woodward Financing, LLC	Delaware, USA
Woodward France S.A.S.	France
Woodward German Holding GmbH & Co KG	Stuttgart, Germany
Woodward German Holding Management GmbH	Stuttgart, Germany
L’Orange Fuel Injection (Ningbo) Co., LTD	Ningbo, China
L’Orange Fuel Injection Trading (Suzhou) Co., LTD	Suzhou, China
Woodward L’Orange GmbH	Stuttgart, Germany
Woodward L’Orange Unterstutzungskasse GmbH	Stuttgart, Germany
Woodward Technology Ventures, LLC	Delaware, USA
Woodward Inc.	Al-Khobar, Saudi Arabia